Exhibit 99.1

SWS Group Reports Fiscal 2009 Net Income of $23.6 Million,

Fourth Quarter Net Income of $3.6 Million

DALLAS, August 26, 2009 – SWS Group, Inc. (NYSE: SWS) today reported net income of $23.6 million, or diluted earnings per share (EPS) of 87 cents, on net revenues of $381.6 million for fiscal 2009, compared with net income of $31.9 million, or diluted EPS of $1.17, on net revenues of $301.6 million for fiscal 2008. Net revenue is total revenue less interest expense.

For the fourth quarter ended June 26, 2009, SWS recorded net income of $3.6 million, or diluted EPS of 13 cents, on net revenues of $99.0 million, compared with net income of $8.4 million, or diluted EPS of 31 cents, on net revenues of $87.8 million in the fourth quarter of the prior fiscal year.

Diluted EPS for fiscal 2009 and the June quarter was reduced by 12 cents when the company classified the impairment of two common stocks it holds for investment as “other than temporary.” Accounting rules required recording the decline in market value of the stocks – NYSE Euronext (NYX) and U.S. Home Systems, Inc. (USHS) – through the income statement. The prior year’s fourth quarter included a $1.1 million, or 4 cents per diluted share, extraordinary gain from the acquisition of M.L. Stern & Co.

Income from continuing operations was $23.6 million, or diluted EPS of 87 cents, in fiscal 2009, compared with $30.9 million, or diluted EPS of $1.13, in the prior fiscal year. Fourth quarter income from continuing operations was $3.6 million, or 13 cents per diluted share, versus $7.3 million, or 27 cents per diluted share, in the fourth quarter a year ago.

“All of our business segments were profitable in fiscal 2009 – a year marked by a credit crisis, volatile markets and deep recession,” said President and Chief Executive Officer Donald W. Hultgren. “Parts of the company performed extraordinarily well, and our business managers demonstrated their skill and experience in a very tough environment. All in all we are pleased with the results and believe we are well positioned to benefit as the economy and markets improve.”

(more)

SWS Reports Fiscal 2009 and Fourth Quarter Results / 2

Mr. Hultgren said the institutional segment, led by taxable fixed income, had its best year with $181.1 million in net revenues and $63.7 million in pre-tax income.

“Our operating expenses have increased,” Mr. Hultgren said, “in part because we took advantage of opportunities for expansion of both our brokerage and banking businesses by recruiting experienced advisors and bankers while they were available.”

The company injected a total of $25 million of capital into its subsidiary bank, Southwest Securities, FSB, $15 million in the third quarter and $10 million in the fourth quarter of fiscal 2009, to strengthen the balance sheet and support additional growth.

The company’s net revenues increased $80 million from fiscal 2008 to fiscal 2009. Commissions increased $67.6 million, net gains on principal transactions increased $26.2 million, and net interest increased $2.3 million. Most of the commission revenue gain came from the institutional segment, which recorded a $46.7 million increase. Greater volatility and lack of liquidity resulted in wider spreads that in turn led to increased client activity, primarily in the fixed income business. The retail segment benefitted from recording a full year of M.L. Stern revenue, $35.2 million, versus only one quarter of revenue, $9.6 million, in fiscal 2008 when that acquisition was made. These increases in commission revenue were partially offset by decreases for SWS Financial Services, Inc., $2.2 million, and the private client group of Southwest Securities, Inc., $2.4 million. The increase in net gains on principal transactions resulted primarily from greater market volatility and increased customer activity in our fixed income business. The increase in net interest resulted primarily from an increase in the average loan balances at the bank. The increase in these revenues was partially offset by a $12.6 million decline from a variety of sources of other revenue including a $3.5 million decrease in revenue from the sale of insurance products, $2.9 million increase in losses related to a limited partnership venture capital fund, $1.9 million decrease in regulatory fees collected, and $1.7 million in net losses on the sale of real estate owned (REO) property at the bank.

Operating expenses increased $90.7 million for fiscal 2009 as compared with operating expenses for the prior fiscal year. Commissions and other employee compensation increased $55.2 million.

(more)

SWS Reports Fiscal 2009 and Fourth Quarter Results / 3

Occupancy, equipment and computer service costs increased $5.9 million, and other expense increased $24.6 million. The increase in commissions and other employee compensation included a full year of M.L. Stern expenses, $32.8 million, for fiscal 2009 versus three months, $8.6 million, for fiscal 2008, as the acquisition was finalized at the start of the fourth quarter last fiscal year. The rest of the increase resulted from variable compensation because of increased profitability in the institutional segment. Most of the increase in occupancy, equipment and computer service costs was because of the M.L. Stern acquisition. Other expenses increased as a result of a $9.8 million increase in the provision for loan loss, a $5.4 million write-off that resulted from our exposure to Lehman Brothers at the time of its bankruptcy, $5 million in losses recognized on the company’s investment in NYX and USHS stock, $4 million in REO, other loan related expenses and Deposit Insurance Fund (DIF) assessments, and $1.6 million in increased legal fees.

Net revenue for the fourth quarter was $99 million, an increase of 13 percent over net revenue for the fourth quarter of fiscal 2008. Fourth quarter pre-tax income declined to $5.3 million from $11.4 million in the fourth quarter of the prior fiscal year. The increase in net revenues for the fourth quarter was driven by increased net gains on principal transactions and commission revenues in the fixed income businesses offset by declines in investment banking and clearing revenues. The decline in pretax income was due primarily to the increased loan loss provision, REO expenses, and DIF assessments at the bank coupled with the other than temporary impairment of the company’s investments in NYX and USHS.

Institutional Segment

Institutional segment net revenues increased 50 percent and pre-tax income rose 41 percent from fiscal 2008 to fiscal 2009. Increased commissions in the taxable fixed income and municipal businesses accounted for the additional revenues as volumes in both areas improved significantly. A decline in corporate finance and public finance advisory fees and portfolio trading revenues partially offset the increases. Net gains on principal transactions increased 277 percent year to year with the municipal business unit increasing $5.4 million and the taxable fixed income unit increasing $16 million. Net interest revenue, primarily generated in the institutional segment from securities lending, declined 10 percent. Average securities lending balances

(more)

SWS Reports Fiscal 2009 and Fourth Quarter Results / 4

declined $938 million as a result of market disruptions and other factors while the spread earned on securities lending balances increased due to unusually high spreads in the first two quarters of fiscal 2009. Operating expenses for the segment increased 55 percent primarily because increased revenues resulted in $33.8 million in additional commission expense.

Clearing Segment

The clearing segment posted a 28 percent decrease in net revenues to $26.6 million and a 55 percent decrease in pre-tax income to $5.2 million in fiscal 2009 as compared with fiscal 2008. Southwest Securities processed 9.4 million securities transactions compared with 31.6 million in the prior fiscal year. The departure of one high volume trading customer and substantially reduced volume from another accounted for the large decline in tickets processed. The segment recorded a 79 cent increase in revenue per ticket as general securities correspondents comprised a larger portion of the volume than in the prior year. Average margin balances declined 43 percent and spreads earned on customer deposits decreased because of lower interest rates. Operating expenses for the segment decreased $4.2 million year to year as a result of reduced employee compensation and other expense. The clearing segment served 203 correspondents at the end of fiscal 2009 compared with 201 at the end of the prior fiscal year.

Retail Segment

The retail segment recorded net revenues of $114.4 million in fiscal 2009. Pre-tax income declined 70 percent to $3.6 million from $12.1 million in the prior fiscal year. Total customer assets rose slightly from $11.4 billion to $11.5 billion year to year. Net interest revenue earned by the retail segment decreased 50 percent from the prior fiscal year primarily as a result of reduced spreads earned on customer deposits. Operating expenses increased to $110.8 million primarily because of a 29 percent increase in commission expense driven by the additional commission expense stemming from the acquisition of M.L. Stern. In addition, operating expenses increased because of the addition of new branches, increased expenses for computer services, licenses and fees, professional and legal services, and shared information and technology expenses.

(more)

SWS Reports Fiscal 2009 and Fourth Quarter Results / 5

Banking Segment

The banking segment’s net revenues increased 24 percent to $66.7 million in fiscal 2009 while pre-tax income declined 36 percent to $11.3 million. The bank’s average gross loan balance increased to $1.3 billion from $1.1 billion at the end of the prior fiscal year. The banking segment’s year-to-year operating expenses increased 53 percent to $55.4 million because of an increase of $9.8 million in the provision for loan losses, an increase of $3.1 million in compensation expense that included establishing five new banking centers in fiscal 2009 and various other expenses. The bank’s allowance for probable loan losses stood at $14.7 million at the end of fiscal 2009.

SWS Group, Inc. is a Dallas-based holding company offering a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., SWS Financial Services, Inc., and Southwest Securities, FSB.

Forward-Looking Statements

This release contains forward-looking statements regarding the company’s future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to, the volume of trading in securities, the volatility of securities prices and interest rates, customer margin loan activity, creditworthiness of our correspondents and customers, demand for housing, and those factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission.

FINANCIAL STATEMENTS FOLLOW

SWS Reports Fiscal 2009 and Fourth Quarter Results / 6

Segment Results

(In thousands)

	Fiscal 2009		Fiscal 2008		4th Quarter 2009		4th Quarter 2008
	Net Revenue	Pretax Income	Net Revenue	Pretax Income	Net Revenue	Pretax Income	Net Revenue	Pretax Income
Clearing	$26,565	$5,233	$37,138	$11,611	$5,793	$985	$8,175	$1,418
Retail	114,386	3,581	92,249	12,055	27,633	(1,498)	31,521	2,776
Institutional	181,102	63,708	120,739	45,140	45,020	16,689	34,760	14,245
Banking	66,710	11,281	53,970	17,701	20,030	4,703	14,735	3,734
Other consolidated entities	(7,142)	(45,374)	(2,465)	(37,398)	533	(15,629)	(1,402)	(10,809)

Consolidated	$381,621	$38,429	$301,631	$49,109	$99,009	$5,250	$87,789	$11,364

Non-GAAP Reconciliation

SWS has included below a presentation of adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which exclude the impact of the loss realized from our investments in NYX and USHS common stock. SWS believes this presentation is useful to investors because it is more indicative of SWS’ income and diluted earnings per share from ongoing operations. Management has provided this information to assist the reader in understanding the impact of our investments in NYX and USHS common stock for fiscal 2009. While management believes these non-GAAP financial measures are useful in evaluating SWS, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP.

(In thousands, except per share amounts)

	Fiscal Year 2009	Fiscal Year 2008	Fourth Qtr. 2009	Fourth Qtr. 2008
Income from continuing operations-GAAP	$23,631	$30,854	$3,608	$7,310
Impact of investment in marketable equity securities	3,231	—	3,231	—

Adjusted income from continuing operations	$26,862	$30,854	$6,839	$7,310

EPS from continuing operations-diluted-GAAP	$0.87	$1.13	$0.13	$0.27
Impact of investment in marketable equity securities	0.12	—	0.12	—

Adjusted EPS from continuing operations	$0.99	$1.13	$0.25	$0.27

(more)

SWS Reports Fiscal 2009 and Fourth Quarter Results / 7

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

June 26, 2009 and June 27, 2008

(In thousands, except par values and share amounts)

	June 26, 2009	June 27, 2008
Assets
Cash and cash equivalents	$96,253	$39,628
Assets segregated for regulatory purposes	313,153	322,575
Receivable from brokers, dealers and clearing organizations	1,892,739	2,849,982
Receivable from clients, net of allowances	158,032	286,945
Loans held for sale	262,780	359,945
Loans, net	1,138,602	925,758
Securities owned, at market value	175,030	198,573
Securities purchased under agreements to resell	21,622	9,862
Goodwill	7,552	7,552
Marketable equity securities available for sale	4,094	6,964
Other assets	129,182	110,467

Total assets	$4,199,039	$5,118,251

Liabilities and Stockholders’ Equity
Short-term borrowings	$10,000	$86,800
Payable to brokers, dealers and clearing organizations	1,853,544	2,794,377
Payable to clients	426,300	556,029
Deposits	1,292,366	1,071,973
Securities sold under agreements to repurchase	4,462	6,342
Securities sold, not yet purchased, at market value	53,236	26,511
Drafts payable	27,457	19,657
Advances from Federal Home Loan Bank	117,492	166,250
Other liabilities	73,825	67,306

Total liabilities	3,858,682	4,795,245

Commitments and contingencies

Stockholders’ equity:
Preferred stock of $1.00 par value. Authorized 100,000 shares; none issued	—	—
Common stock of $.10 par value. Authorized 60,000,000 shares, issued 28,309,139 and outstanding 27,262,923 shares at June 26, 2009; issued 28,269,134 and outstanding 27,195,609 shares at June 27, 2008	2,831	2,827
Additional paid-in capital	271,131	269,360
Retained earnings	75,918	62,100
Accumulated other comprehensive income – unrealized holding loss, net of tax	180	(1,194)
Deferred compensation, net	2,639	1,994
Treasury stock (1,046,216 shares at June 26, 2009 and 1,073,525 shares at June 27, 2008, at cost)	(12,342)	(12,081)

Total stockholders’ equity	340,357	323,006

Total liabilities and stockholders’ equity	$4,199,039	$5,118,251

(more)

SWS Reports Fiscal 2009 and Fourth Quarter Results / 8

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the three and twelve months ended June 26, 2009 and June 27, 2008

(In thousands, except per share and share amounts)

	Three Months Ended June 26, 2009	Three Months Ended June 27, 2008	Twelve Months Ended June 26, 2009	Twelve Months Ended June 27, 2008
Revenues:
Net revenues from clearing operations	$2,767	$3,319	$11,541	$13,951
Commissions	43,589	35,790	179,003	111,368
Interest	48,534	68,792	211,873	281,422
Investment banking, advisory and administrative fees	8,654	11,093	36,382	37,517
Net gains on principal transactions	12,703	2,720	34,831	8,653
Other	5,897	6,059	12,047	24,616

Total revenue	122,144	127,773	485,677	477,527

Interest expense	23,135	39,984	104,056	175,896

Net revenues	99,009	87,789	381,621	301,631

Non-Interest Expenses:
Commissions and other employee compensation	61,580	55,811	239,003	183,830
Occupancy, equipment and computer service costs	8,648	7,726	32,994	27,093
Communications	3,289	2,888	13,124	10,091
Floor brokerage and clearing organization charges	832	1,031	3,497	2,257
Advertising and promotional	1,432	1,430	4,547	3,861
Other	17,978	7,539	50,027	25,390

Total non-interest expenses	93,759	76,425	343,192	252,522

Income from continuing operations before income tax expense	5,250	11,364	38,429	49,109
Income tax expense	1,642	4,054	14,798	18,255

Income from continuing operations	3,608	7,310	23,631	30,854
Discontinued operations:
Income from discontinued operations	—	—	—	29
Income tax expense	—	—	—	(9)
Minority interest	—	—	—	(3)

Income from discontinued operations	—	—	—	17

Income before extraordinary gain	3,608	7,310	23,631	30,871
Extraordinary gain, net of tax of $571	—	1,061	—	1,061

Net income	3,608	8,371	23,631	31,932
Net gain (loss) recognized in other comprehensive income	3,980	(494)	1,374	(2,611)

Comprehensive income	$7,588	7,877	$25,005	$29,321

(more)

SWS Reports Fiscal 2009 and Fourth Quarter Results / 9

	Three Months Ended June 26, 2009	Three Months Ended June 27, 2008	Twelve Months Ended June 26, 2009	Twelve Months Ended June 27, 2008
Earnings per share – basic
Income from continuing operations	$0.13	$0.27	$0.87	$1.13
Income from discontinued operations	—	—	—	—
Income from extraordinary gain	—	0.04	—	0.04

Net income	$0.13	$0.31	$0.87	$1.17

Weighted average shares outstanding – basic	27,132,912	26,940,762	27,104,449	27,227,848

Earnings per share – diluted
Income from continuing operations	$0.13	$0.27	$0.87	$1.13
Income from discontinued operations	—	—	—	—
Income from extraordinary gain	—	0.04	—	0.04

Net income	$0.13	$0.31	$0.87	$1.17

Weighted average shares outstanding – diluted	27,235,104	27,129,046	27,233,139	27,378,437

CONTACT:	Jim Bowman, Vice President, Corporate Communications, Southwest Securities, 214.859.9335, jbowman@swst.com